Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Derek Fiebig (954) 769-2227 fiebigd@autonation.com

AutoNation Reports Record First Quarter Earnings Per Share
•Record First Quarter 2023 EPS of $6.07, an increase of 5% compared to prior year
•First Quarter 2023 Revenue of $6.4 billion, a decrease of 5% compared to prior year
•Record First Quarter 2023 After-Sales gross profit of $511 million, an increase of 11% compared to prior year
•Record First Quarter 2023 Used Vehicle gross profit of $154 million, an increase of 13% compared to prior year
•SG&A was 60.8% of Gross Profit reflecting continued expense discipline
•First Quarter 2023 cash flow from operations of $510 million
•During the first quarter of 2023, AutoNation repurchased 2.4 million shares of common stock for an aggregate purchase price of $305 million
FORT LAUDERDALE, Fla., (April 20, 2023) — AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, today reported First Quarter 2023 EPS of $6.07 compared to $5.78 a year ago. First Quarter 2023 revenue was $6.4 billion compared to $6.8 billion a year ago.

“Our first quarter results demonstrate the resiliency of our operations and the benefits of a diversified business model as our Associates continued to provide an exceptional experience to our large and growing Customer base. Our After-Sales team once again delivered double-digit gross profit growth, and we effectively managed our used vehicle business with a deliberate focus on driving gross profit. The strength of our balance sheet and robust cash flow enabled continued funding of investments while also returning significant capital to shareholders,” said Mike Manley, AutoNation’s Chief Executive Officer.

Operational Summary
First Quarter 2023 Operational Summary compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended March 31,
	2023	2022	YoY
Revenue	$6,398.7	$6,752.8	-5%
Gross Profit	$1,286.4	$1,308.9	-2%
Operating Income	$443.3	$519.0	-15%
Net Income	$288.7	$362.1	-20%
Diluted EPS	$6.07	$5.78	5%

New Vehicle Retail Unit Sales	55,065	56,442	-2%
Used Vehicle Retail Unit Sales	67,539	79,763	-15%

•Revenue - Revenue was $6.4 billion, a decrease of 5% compared to the year-ago period. Lower Used Vehicle and Customer Financial Services revenue were partially offset by higher New Vehicle and After-Sales revenue.
◦New Vehicle Revenue – $2.9 billion, an increase of $125 million or 4%.
◦Used Vehicle Revenue – $2.0 billion, a decrease of $540 million or 21%.

◦After-Sales Revenue – $1.1 billion, an increase of $86 million or 9%.
◦Customer Financial Services Revenue – $332 million, compared to $364 million a year ago.
•Gross Profit - Gross profit totaled $1.29 billion, down $23 million from $1.31 billion a year ago.
◦New Vehicle Gross Profit - New vehicle gross profit decreased $58 million reflecting gross profit per vehicle retailed of $5,210 compared to $6,112 a year ago and slightly lower unit sales.
◦Used Vehicle Gross Profit - Used vehicle gross profit increased $18 million or 13% as higher gross profit per vehicle retailed of $2,117 compared to $1,566 a year ago more than offset lower unit sales.
◦After-Sales Gross Profit - After-Sales gross profit was $511 million, an increase of $50 million or 11% from a year ago.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed of $2,711, compared to $2,672 a year ago, was a partial offset to lower unit sales.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 60.8%, much lower than pre-pandemic levels, but slightly higher than recent periods reflecting investments in technology and new business initiatives.

Strategy and Business Highlights
“In addition to delivering solid results in our core business, we made significant progress in growing the AutoNation brand to extend our reach and cover a broader part of the value chain. We are executing our strategy to be the nation's most comprehensive services provider throughout the consumer transportation lifecycle. We provide our 11 million Customers with an increasingly comprehensive, convenient, and transparent experience. During the quarter, the RepairSmith acquisition and opening of our two newest AutoNation USA stores further expanded our product and service offerings. The strength of our core business and addition of products and services like AutoNation Finance combined with expense management and disciplined capital allocation position AutoNation for long-term sustained profitability and shareholder value creation,” added Manley.

Consumer demand for personal vehicle ownership remains strong, and AutoNation is meeting this demand through its sourcing capabilities, selection of vehicles, footprint, digital tools, core efficiencies, and business expansions. During the quarter, the Company opened AutoNation USA Albuquerque in New Mexico and expanded its existing footprint with AutoNation USA Austin in Texas.

In addition to operational and expansion investments of approximately $285 million, AutoNation utilized its cash flow generation and liquidity to deploy capital to return funds to shareholders through share repurchases. During the first quarter of 2023, AutoNation repurchased 2.4 million shares of common stock for an aggregate purchase price of $305 million. AutoNation has approximately $875 million remaining Board authorization for share repurchase. The Company has approximately 46 million shares outstanding, which represents a 45% decrease from the 83 million shares outstanding at the end of 2020.

Liquidity and Leverage
As of March 31, 2023, AutoNation had $1.6 billion of liquidity, including $58 million in cash and approximately $1.5 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.8x at quarter-end. AutoNation had approximately $3.9 billion of non-vehicle debt outstanding as of March 31, 2023.

Segment Results
Segment results(1) for the first quarter of 2023 were as follows:
•Domestic – Domestic segment income(2) was $119 million compared to the year-ago segment income of $149 million.
•Import – Import segment income(2) was $160 million compared to the year-ago segment income of $186 million.
•Premium Luxury – Premium Luxury segment income(2) was $227 million compared to the year-ago segment income of $230 million.

The first quarter conference call may be accessed by telephone at 833-470-1428 (Conference ID:450982) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on April 20, 2023, through May 10, 2023, by calling 866-813-9403 (Conference ID: 617046). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores and our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores and our investments in digital and online capabilities and mobility solutions; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the economic impacts of the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
New vehicle	$2,931.9	$2,807.2
Used vehicle	2,032.6	2,572.4
Parts and service	1,089.8	1,003.9
Finance and insurance, net	332.4	363.9
Other	12.0	5.4
Total revenue	6,398.7	6,752.8
Cost of sales:
New vehicle	2,645.0	2,462.2
Used vehicle	1,878.2	2,435.8
Parts and service	578.7	542.8
Other	10.4	3.1
Total cost of sales	5,112.3	5,443.9
Gross profit	1,286.4	1,308.9
Selling, general, and administrative expenses	782.7	741.4
Depreciation and amortization	52.8	50.0
Other (income) expense, net(1)	7.6	(1.5)
Operating income	443.3	519.0
Non-operating income (expense) items:
Floorplan interest expense	(27.1)	(5.2)
Other interest expense	(41.1)	(29.6)
Other income (loss), net(2)	5.2	(6.4)
Income from continuing operations before income taxes	380.3	477.8
Income tax provision	92.5	115.7
Net income from continuing operations	287.8	362.1
Income from discontinued operations, net of income taxes	0.9	—
Net income	$288.7	$362.1
Diluted earnings per share(3):
Continuing operations	$6.05	$5.78
Discontinued operations	$0.02	$—
Net income	$6.07	$5.78
Weighted average common shares outstanding	47.6	62.6
Common shares outstanding, net of treasury stock, at period end	45.6	59.7

(1)Current period includes results of our finance company, including expected credit loss expense.
(2)Includes gains (losses) related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$2,931.9	$2,807.2	$124.7	4.4
Retail used vehicle	1,884.1	2,392.2	(508.1)	(21.2)
Wholesale	148.5	180.2	(31.7)	(17.6)
Used vehicle	2,032.6	2,572.4	(539.8)	(21.0)
Finance and insurance, net	332.4	363.9	(31.5)	(8.7)
Total variable operations	5,296.9	5,743.5	(446.6)	(7.8)
Parts and service	1,089.8	1,003.9	85.9	8.6
Other	12.0	5.4	6.6
Total revenue	$6,398.7	$6,752.8	$(354.1)	(5.2)
Gross profit:
New vehicle	$286.9	$345.0	$(58.1)	(16.8)
Retail used vehicle	143.0	124.9	18.1	14.5
Wholesale	11.4	11.7	(0.3)
Used vehicle	154.4	136.6	17.8	13.0
Finance and insurance	332.4	363.9	(31.5)	(8.7)
Total variable operations	773.7	845.5	(71.8)	(8.5)
Parts and service	511.1	461.1	50.0	10.8
Other	1.6	2.3	(0.7)
Total gross profit	1,286.4	1,308.9	(22.5)	(1.7)
Selling, general, and administrative expenses	782.7	741.4	(41.3)	(5.6)
Depreciation and amortization	52.8	50.0	(2.8)
Other (income) expense, net	7.6	(1.5)	(9.1)
Operating income	443.3	519.0	(75.7)	(14.6)
Non-operating income (expense) items:
Floorplan interest expense	(27.1)	(5.2)	(21.9)
Other interest expense	(41.1)	(29.6)	(11.5)
Other income (loss), net	5.2	(6.4)	11.6
Income from continuing operations before income taxes	$380.3	$477.8	$(97.5)	(20.4)
Retail vehicle unit sales:
New	55,065	56,442	(1,377)	(2.4)
Used	67,539	79,763	(12,224)	(15.3)
	122,604	136,205	(13,601)	(10.0)
Revenue per vehicle retailed:
New	$53,244	$49,736	$3,508	7.1
Used	$27,896	$29,991	$(2,095)	(7.0)
Gross profit per vehicle retailed:
New	$5,210	$6,112	$(902)	(14.8)
Used	$2,117	$1,566	$551	35.2
Finance and insurance	$2,711	$2,672	$39	1.5
Total variable operations(1)	$6,218	$6,122	$96	1.6

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	45.8	41.6
Used vehicle	31.8	38.1
Parts and service	17.0	14.9
Finance and insurance, net	5.2	5.4
Other	0.2	—
	100.0	100.0
Gross profit mix percentages:
New vehicle	22.3	26.4
Used vehicle	12.0	10.4
Parts and service	39.7	35.2
Finance and insurance	25.8	27.8
Other	0.2	0.2
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	9.8	12.3
Used vehicle - retail	7.6	5.2
Parts and service	46.9	45.9
Total	20.1	19.4
Selling, general, and administrative expenses	12.2	11.0
Operating income	6.9	7.7
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	60.8	56.6
Operating income	34.5	39.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2023	2022	$ Variance	% Variance
Revenue:
Domestic	$1,831.1	$2,034.4	$(203.3)	(10.0)
Import	1,789.3	1,974.1	(184.8)	(9.4)
Premium luxury	2,484.9	2,478.7	6.2	0.3
Total	6,105.3	6,487.2	(381.9)	(5.9)
Corporate and other	293.4	265.6	27.8	10.5
Total consolidated revenue	$6,398.7	$6,752.8	$(354.1)	(5.2)

Segment income*:
Domestic	$118.5	$149.4	$(30.9)	(20.7)
Import	160.4	186.2	(25.8)	(13.9)
Premium luxury	226.8	229.5	(2.7)	(1.2)
Total	505.7	565.1	(59.4)	(10.5)
Corporate and other	(89.5)	(51.3)	(38.2)
Add: Floorplan interest expense	27.1	5.2	21.9
Operating income	$443.3	$519.0	$(75.7)	(14.6)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	15,849	16,365	(516)	(3.2)
Import	23,098	24,536	(1,438)	(5.9)
Premium luxury	16,118	15,541	577	3.7
	55,065	56,442	(1,377)	(2.4)

Retail used vehicle unit sales:
Domestic	21,203	26,596	(5,393)	(20.3)
Import	22,063	26,529	(4,466)	(16.8)
Premium luxury	18,768	21,949	(3,181)	(14.5)
	62,034	75,074	(13,040)	(17.4)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2023 (%)	2022 (%)
Domestic:
Ford, Lincoln	11.5	10.8
Chevrolet, Buick, Cadillac, GMC	10.3	9.1
Chrysler, Dodge, Jeep, Ram	7.0	9.1
Domestic total	28.8	29.0
Import:
Toyota	17.9	21.1
Honda	12.3	11.0
Nissan	2.2	2.5
Hyundai	3.3	3.0
Subaru	3.2	3.2
Other Import	3.0	2.7
Import total	41.9	43.5
Premium Luxury:
Mercedes-Benz	9.6	9.0
BMW	9.7	9.5
Lexus	3.2	2.9
Audi	2.6	2.3
Jaguar Land Rover	2.1	1.9
Other Premium Luxury	2.1	1.9
Premium Luxury total	29.3	27.5
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2023	2022
Capital expenditures (1)	$95.9	$50.8
Cash paid for acquisitions, net of cash acquired	$191.0	$—
Proceeds from exercises of stock options	$1.3	$0.9
Stock repurchases:
Aggregate purchase price (2)	$305.0	$380.9
Shares repurchased (in millions)	2.4	3.5

Floorplan Assistance and Expense	Three Months Ended March 31,
	2023	2022	Variance
Floorplan assistance earned (included in cost of sales)	$28.3	$27.6	$0.7
New vehicle floorplan interest expense	(24.4)	(3.7)	(20.7)
Net new vehicle inventory carrying benefit	$3.9	$23.9	$(20.0)

Balance Sheet and Other Highlights	March 31, 2023	December 31, 2022	March 31, 2022
Cash and cash equivalents	$58.3	$72.6	$608.1
Inventory	$2,196.2	$2,048.3	$1,698.3
Total floorplan notes payable	$2,185.7	$2,109.3	$1,395.7
Non-recourse debt	$283.4	$323.6	$—
Non-vehicle debt	$3,882.4	$3,649.5	$3,548.3
Equity	$2,020.3	$2,047.8	$2,345.6

New days supply (industry standard of selling days)	25 days	19 days	8 days
Used days supply (trailing calendar month days)	29 days	31 days	30 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		1.82x
Covenant	less than or equal to	3.75x

Capitalization ratio		61.3%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress.
(2) Excludes excise tax accrual under Inflation Reduction Act.
(3) Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$2,909.8	$2,792.1	$117.7	4.2
Retail used vehicle	1,832.3	2,378.1	(545.8)	(23.0)
Wholesale	146.3	179.5	(33.2)	(18.5)
Used vehicle	1,978.6	2,557.6	(579.0)	(22.6)
Finance and insurance, net	326.4	362.5	(36.1)	(10.0)
Total variable operations	5,214.8	5,712.2	(497.4)	(8.7)
Parts and service	1,072.9	997.4	75.5	7.6
Other	11.9	5.3	6.6
Total revenue	$6,299.6	$6,714.9	$(415.3)	(6.2)

Gross profit:
New vehicle	$284.8	$343.5	$(58.7)	(17.1)
Retail used vehicle	139.0	124.3	14.7	11.8
Wholesale	11.5	11.8	(0.3)
Used vehicle	150.5	136.1	14.4	10.6
Finance and insurance	326.4	362.5	(36.1)	(10.0)
Total variable operations	761.7	842.1	(80.4)	(9.5)
Parts and service	503.1	457.9	45.2	9.9
Other	1.3	2.2	(0.9)
Total gross profit	$1,266.1	$1,302.2	$(36.1)	(2.8)

Retail vehicle unit sales:
New	54,654	56,224	(1,570)	(2.8)
Used	65,474	79,375	(13,901)	(17.5)
	120,128	135,599	(15,471)	(11.4)

Revenue per vehicle retailed:
New	$53,240	$49,660	$3,580	7.2
Used	$27,985	$29,960	$(1,975)	(6.6)

Gross profit per vehicle retailed:
New	$5,211	$6,109	$(898)	(14.7)
Used	$2,123	$1,566	$557	35.6
Finance and insurance	$2,717	$2,673	$44	1.6
Total variable operations(1)	$6,245	$6,123	$122	2.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	46.2	41.6
Used vehicle	31.4	38.1
Parts and service	17.0	14.9
Finance and insurance, net	5.2	5.4
Other	0.2	—
	100.0	100.0
Gross profit mix percentages:
New vehicle	22.5	26.4
Used vehicle	11.9	10.5
Parts and service	39.7	35.2
Finance and insurance	25.8	27.8
Other	0.1	0.1
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	9.8	12.3
Used vehicle - retail	7.6	5.2
Parts and service	46.9	45.9
Total	20.1	19.4